Exhibit 99.1

Multi-Color Establishes Latin American Operations

CINCINNATI, OHIO, May 2, 2011 – Multi-Color Corporation (MCC) is delighted to announce that it has entered into agreements to buy 70% ownership in two label operations in Latin America: one in Santiago, Chile and the other in Mendoza, Argentina with regional partner Mr. Fernando Aravena owning the remaining 30%. Mr. Aravena has over 25 years experience in the Latin American label industry as owner and manager of operations in Chile, Argentina, Mexico and Peru.

MCC’s initial investment is USD 3.7 million and is effective on May 2, 2011. Existing business assets will be transferred to two new companies, Collotype Labels (Chile) S.A. and Collotype Labels (Argentina) S.A. The companies will focus on providing premium labels to the expanding Latin American wine and spirit markets and thus will operate using MCC’s Collotype trade name.

“We have been keen to establish operations in Latin America and see this as an attractive first step. We have known Mr. Aravena for many years and appreciate this opportunity to partner with him and his established team. They have a proven track record in the region, have recently invested in the latest pressure sensitive label technology and have long standing customer relationships. Together we see exciting growth opportunities in these developing markets,” said MCC President and CEO, Nigel Vinecombe.

For more information on this press release, please contact:

Nigel Vinecombe

President & CEO

Multi-Color Corporation

4053 Clough Woods Drive

Batavia, Ohio 45103

+1 (513) 345-1158

About Multi-Color (http://www.mcclabel.com)

Cincinnati, Ohio, U.S.A. based Multi-Color Corporation (MCC), established in 1916, is a leader in global label solutions supporting a number of the world’s most prominent brands including leading producers of home and personal care, wine and spirit, food and beverage and specialty consumer products. MCC serves international brand owners in North, Central and South America, Europe, Australia, New Zealand, South Africa and China with a comprehensive range of the latest label technologies in Pressure Sensitive, Cut and Stack, In-Mold, Shrink Sleeve and Heat Transfer. MCC employs approximately 1,500 associates across 15 operations globally and is a public company trading on the NASDAQ Global Select Market Exchange (company symbol: LABL).

For additional information on Multi-Color, please visit http://www.mcclabel.com.

Safe Harbor Statement

The Company believes certain statements contained in this report that are not historical facts constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbors created by that Act. Reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to differ materially from those expressed or implied. Any forward-looking statement speaks only as of the date made. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which they are made.

Statements concerning expected financial performance, on-going business strategies, and possible future actions which the Company intends to pursue in order to achieve strategic objectives constitute forward-looking information. Implementation of these strategies and the achievement of such financial performance are each subject to numerous conditions, uncertainties and risk factors. Factors which could cause actual performance by the Company to differ materially from these forward-looking statements include, without limitation, factors discussed in conjunction with a forward-looking statement; changes in general economic and business conditions; the ability to consummate and successfully integrate acquisitions; ability to manage foreign operations; currency exchange rate fluctuations; the success and financial condition of the Company’s significant customers; competition; acceptance of new product offerings; changes in business strategy or plans; quality of management; the Company’s ability to maintain an effective system of internal control; availability, terms and development of capital and credit; cost and price changes; raw material cost pressures; availability of raw materials; ability to pass raw material cost increases to its customers; business abilities and judgment of personnel; changes in, or the failure to comply with, government regulations, legal proceedings and developments; risk associated with significant leverage; increases in general interest rate levels affecting the Company’s interest costs; ability to manage global political uncertainty; and terrorism and political unrest. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.